Exhibit 10.6

APD Antiquities, Inc.

1314 South Grand Blvd, Suite 2-250

Spokane, WA 99202

Phone: (509) 744-8590

December 30, 2011

Mr. Martin Clemets, Managing Member

Northern Adventures, LLC

1028 East Larch Street

Osburn, Idaho 83849

RE:  Extension of Due Date of Promissory Notes.

Dear Mr. Clemets:

This letter sets forth the terms and conditions upon which APD Antiquities, Inc.  ("APD"), a Nevada corporation, through its subsidiary to be formed APD Metals, Inc. (APDM”) hereby agree to extend the due date of the various promissory notes from December 31, 2011 to March 31, 2012.  It being further understood and agreed to that as a consequence of the inclement weather causing a delay in the mutual objectives, APD agrees to lend up to a total of $300,000, if available.  Secondly, to secure additional capital, APD will be required to issue more common stock and Northern Adventures, LLC confirms that the proposed capital structure will have to be adjusted, if and when an asset acquisition agreement is executed.  The target equity split on a post acquisition basis will be 20% to APD and 80% to Northern.

If the foregoing accurately sets forth your understanding, please sign both copies of this letter in the space provided.

Very truly yours,

Agreed and accepted this 30th day of December, 2011

Place: Spokane, Washington on December 30, 2011

_________________________

Cindy K. Swank, President

APD Antiquities, Inc.

Place: Osburn, Idaho on December 30, 2011

_________________________

Martin Clemets, a Managing Member

Northern Adventures, LLC